Mid-Southern Bancorp, Inc.

December 15, 2022

Contact:

Alexander G. Babey, President and Chief Executive Officer

Robert W. DeRossett, Chief Financial Officer

Mid-Southern Bancorp, Inc.

812-883-2639

Mid-Southern Bancorp, Inc. Announces Increase in the Number of the Board of Directors and Appointment of James O. King III as a New Director

Salem, Indiana – December 15, 2022. Mid-Southern Bancorp, Inc. (“Company”) (Nasdaq:MSVB), the holding company for Mid-Southern Savings Bank, FSB (“Bank”), announced today that the Company’s Board of Directors has approved an increase in the number of members of the Board of Directors from seven to eight and has appointed James (Jimmy) O. King, III to the Board of Directors. Similar action was taken to add Mr. King to the Board of Directors of the Bank.

The Company’s Corporate Governance and Nominating Committee proposed, and the Board of Directors ratified and approved, the increase in the number of directors of the Corporation from seven to eight and the appointment of Mr. King to the Board of Directors. The appointment of Mr. King to the Company’s Board of Directors is effective December 14, 2022 for a term of office to expire at the Company’s 2024 Annual Meeting.

Mr. King joined the Bank as its Executive Vice President and Senior Loan Officer in October 2021. He began his career at King Southern Bank of Chaplin, Kentucky in 1994. Through the years Mr. King held various positions as he advanced to the position of President and CEO of King Southern Bank and its holding company, King Bancorp, Inc. King Bancorp, Inc. was acquired by a Louisville, Kentucky-based regional bank in 2019.

Mid-Southern Bancorp Chairman of the Board, Dana J. Dunbar, commented “We are pleased to welcome Mr. King and know he will be a valuable addition to our Boards of Directors. Jimmy’s knowledge and extensive background in community banking will help further our mission in the markets we serve.”

About the Company

Mid-Southern Bancorp, Inc. is the parent of Mid-Southern Savings Bank, FSB. The Bank is a federally chartered savings bank headquartered in Salem, Indiana, approximately 40 miles northwest of Louisville, Kentucky. The Bank conducts business from its main office in Salem and through its branch offices located in Mitchell and Orleans, Indiana and loan production offices located in New Albany, Indiana and Louisville, Kentucky.

Mid-Southern Bancorp, Inc.

December 15, 2022

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include the effect of the COVID-19 pandemic, including on the Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; general economic conditions or conditions within the securities markets; and legislative and regulatory changes affecting financial institutions, including regulatory compliance costs and capital requirements that could adversely affect the business in which the Company and the Bank are engaged; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission that are available on our website at mid-southern.com and on the SEC’s website at www.sec.gov.

The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

Except as required by applicable law, the Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, you should keep in mind these risks and uncertainties. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made.